Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of March 30, 2011, by and among Amerigon Incorporated, a Michigan corporation, with headquarters located at 21680 Haggerty Road, Ste. 101, Northville, Michigan 48167 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A. The Company and the Buyers desire to enter into this transaction to purchase the Preferred Shares (as defined below) pursuant to a currently effective shelf registration statement on Form S-3, which has at least $100,000,000 of initial offering price of unallocated securities available for sale as of the date hereof (Registration Number 333-171787) (the “Registration Statement”), which Registration Statement has been declared effective in accordance with the Securities Act of 1933, as amended (the “1933 Act”), by the United States Securities and Exchange Commission (the “SEC”).

B. The Company has authorized a new series of convertible preferred stock of the Company designated as Series C Convertible Preferred Stock, the terms of which are set forth in the certified resolutions of the board of directors (the “Board of Directors”) of the Company establishing and designating the rights and preferences for such series of preferred stock (the “Certificate of Designations”) in the form attached hereto as Exhibit A (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the “Preferred Shares”), which Preferred Shares shall be convertible into the Company’s common stock, no par value (the “Common Stock”), in accordance with the terms of the Certificate of Designations. The Company has authorized the Warrants and the Warrant Shares (each as defined below) for issuance, subject to the conditions of the Transaction Documents.

C. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of Preferred Shares set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (which aggregate number for all Buyers shall be 7,000). Such Preferred Shares will be sold under the Registration Statement; provided, however, such Preferred Shares will not be listed for trading on the Principal Market (as defined below) or any other trading market.

D. If the transactions (the “W.E.T Acquisition”) contemplated by each of (a) the Share Sale and Purchase Agreement, dated February 28, 2011, by and among Indigo Capital IV LP (“Indigo”), ICWET LP (“ICW”), Industrie-Beteiligungs-Gesellschaft mbH (IBG) (together with Indigo and ICW, the “Sellers”), Amerigon Europe GmbH (“Amerigon Europe”), the Company and TMF Deutschland AG and (b) the Business Combination Agreement, dated February 28, 2011, by and among W.E.T. Automotive Systems Aktiengesellschaft (“W.E.T.”), Amerigon Europe and the Company (collectively, the “W.E.T. Agreements”) have been terminated or not been consummated such that the Escrow Funds (as defined below) have been released by the Escrow Agent (as defined below) on or prior to July 1, 2011 (unless the Buyers have agreed to extend the July 1, 2011 deadline to a later date, in which case the deadline shall be the later date) (the earlier of the date of such termination or deadline, the “W.E.T. Date”) to the Buyers as part of the redemption of the Preferred Shares in accordance with the Certificate of Designations, as soon as practicable following the W.E.T. Date but in no event later than two (2) Trading Days thereafter, the Company shall issue Warrants to each Buyer, in substantially the form attached hereto as Exhibit B (the “Warrants”), representing the right to acquire that number of shares of Common Stock set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers (as exercised and as appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock after the Closing Date, collectively, the “Warrant Shares”). The Warrants and the Warrant Shares issuable upon exercise of such Warrants shall be issued pursuant to the Registration Statement.

E. At Closing, the parties hereto and BNP PARIBAS Securities Services S.A. Zweigniederlassung Frankfurt am Main, as escrow agent (the “Escrow Agent”), will execute and deliver an Escrow Agreement, in the form attached hereto as Exhibit C (as amended or modified from time to time, the “Escrow Agreement”), pursuant to which the Purchase Price (as defined below) for each Buyer (collectively, the “Escrow Funds”), will be deposited into an account with the Escrow Agent. The Escrow Funds shall be held in escrow and released in accordance with the terms and conditions set forth in the Escrow Agreement.

F. At Closing, the parties hereto will acknowledge and agree in writing to the terms of that certain letter from Bank of America, N.A., as administrative agent, swing line leader and L/C issuer under the Credit Agreement (as defined below) to the Buyers referred to in the Credit Agreement as the Preferred Equity Subordination Agreement (the “Subordination Agreement”).

G. Dividends accumulate on the Preferred Shares in accordance with the Certificate of Designations, which subject to certain conditions, may be paid in shares of Common Stock (the “Dividend Shares”).

H. The Preferred Shares, the shares of Common Stock issuable upon conversion of the Preferred Shares (the “Conversion Shares”), the Dividend Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.”

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF PREFERRED SHARES.

(a) Purchase of Preferred Shares.

(i) Preferred Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer, severally, but not jointly, shall purchase from the Company on the Closing Date (as defined below), the number of Preferred Shares as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (the “Closing”).

(ii) Closing. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on the date hereof (or such later date as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below, at the offices of Schulte Roth & Zabel

LLP, 919 Third Avenue, New York, New York 10022. The timing of the Closing shall be in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

(iii) Purchase Price. The aggregate purchase price for the Preferred Shares to be purchased by such Buyer at the Closing (the “Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (5) of the Schedule of Buyers. Each Buyer shall pay $10,000 for each Preferred Share to be purchased by such Buyer at the Closing.

(b) Form of Payment. On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Escrow Agent for the Preferred Shares to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with written wire instructions of an intermediary bank (the “Exchange Bank”) as determined by the Company, who shall act as an intermediary for purposes of (1) accepting transfers from each Buyer of its Purchase Price in U.S. Dollars, (2) converting such Purchase Price into Euros (€) at the exchange rate agreed upon between the Company and the Exchange Bank (each U.S. Dollar Payment as converted into Euros, a “Euro Exchanged Amount”) and (3) transferring all Euro Exchanged Amounts to the Escrow Agent pursuant to the terms set forth herein, and (ii) the Company shall issue and deliver to each Buyer the Preferred Shares (in such denominations as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers), each duly executed on behalf of the Company and registered on the transfer books of the Company in the name of such Buyer or its designee. The Escrow Agent shall hold the Escrow Funds in escrow in accordance with the terms and conditions set forth in the Escrow Agreement.

2. BUYER’S REPRESENTATIONS AND WARRANTIES. Each Buyer, severally and not jointly, represents and warrants with respect to only itself that:

(a) Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Buyer of the transactions contemplated by this Agreement has been duly authorized by all necessary action on the part of such Buyer. This Agreement has been duly executed by such Buyer, and when delivered by such Buyer in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws)

applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations under any of the Transaction Documents.

(c) Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

(d) Short Sales. Other than consummating the transactions contemplated hereunder, such Buyer has not, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer, directly or indirectly, executed any Short Sales of the securities of the Company during the period commencing as of the time that such Buyer first was contacted by the Company or any other Person representing the Company with respect to the transactions contemplated hereunder and ending upon the execution hereof. Notwithstanding the foregoing, in the case of a Buyer that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Buyer’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Buyer’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future. For the purpose of this Agreement:

(i) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof; and

(ii) “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the 1934 Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

The Company acknowledges and agrees that each Buyer does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date:

(a) Shelf Registration Statement. The Registration Statement with respect to the Securities has been prepared by the Company in conformity in all material respects with the requirements of the 1933 Act, and the rules and regulations (the “Rules and Regulations”) of the SEC thereunder and has been filed with the SEC. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3. The Registration Statement meets the requirements of Rule 415(a)(1)(x) under the 1933 Act and complies in all material respects with said rule. Copies of the Registration Statement, including any amendments thereto, the base prospectus (meeting in all material respects the requirements of the Rules and Regulations) contained therein (the “Base Prospectus”) and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to the Buyers. The Registration Statement shall be deemed to include any registration statement filed by the Company in connection with the Securities pursuant to Rule 462(b) under the 1933 Act and all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the 1933 Act and contained in the Prospectus referred to below. The Registration Statement has become effective under the 1933 Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The term “Prospectus” as used in this Agreement means the Base Prospectus together with the final prospectus supplement relating to the Securities (the “Prospectus Supplement”) first filed with the SEC pursuant to and within the time limits described in Rule 424(b) under the 1933 Act. Any reference herein to the Registration Statement or the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the SEC after the date of filing of the Prospectus Supplement under Rule 424(b) under the 1933 Act and prior to the termination of the offering of the Securities.

(b) Prospectus. As of the Applicable Time (as defined below), as of the Closing Date and as of the date of the issuance of the Warrants or the Warrant Shares pursuant to the Registration Statement (if applicable), neither (x) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. For the purpose of this Agreement:

(i) “Applicable Time” means 5:30 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Buyers.

(ii) “Statutory Prospectus” as of any time means the Base Prospectus included in the Registration Statement immediately prior to that time.

(iii) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act, relating to the Securities in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the 1933 Act.

(iv) “General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule I to this Agreement.

(v) “Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c) Organization. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Michigan, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company has no significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the SEC) other than those entities listed on Schedule 3(c) (collectively, the “Subsidiaries”). Each of the Subsidiaries has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction of its organization, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Subsidiaries, together with the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the “Annual Report”), are the only subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified would not reasonably be expected to result in any material adverse effect on (x) the business, properties, assets, operations, results of operations or condition (financial or otherwise) of (i) the Company and its Subsidiaries, taken as a whole, (ii) the Company and its Subsidiaries, giving pro forma effect to the W.E.T. Acquisition, or (y) the transactions contemplated hereby and the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below) (collectively a “Material Adverse Effect”). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims, except as described in the Annual Report; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(d) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Escrow Agreement, the Certificate of Designations, the Warrants (if and when issued), the Lock-Up Agreements (as defined in Section 3(vv)) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities (and in the case of the issuance of the Conversion Shares and the Dividend Shares in excess of the Exchange Cap (as defined in the Certificate of Designations) or the Company’s existing authorized share capital (the “Authorized Share Cap”), subject to the Company Stockholder Approval (as defined below)) in accordance with the terms hereof and thereof. The Company had the requisite corporate power and authority to enter into and perform its obligations under the W.E.T. Agreements. The execution and delivery of the Transaction Documents and the W.E.T. Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the W.E.T. Acquisition, the issuance of the Preferred Shares, the issuance of Conversion Shares, the issuance of the Warrant Shares, the reservation for issuance of the Conversion Shares issuable upon conversion of the Preferred Shares or the Warrant Shares issuable upon exercise of the Warrants, and the reservation for issuance and the issuance of the Dividend Shares issuable pursuant to the Certificate of Designations have been duly authorized by the Board of Directors, and no further filing, consent, or authorization is required by the Board of Directors or its stockholders other than the Company Stockholder Approval. This Agreement, the other Transaction Documents of even date herewith and the W.E.T. Agreements have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(e) Issuance of Securities. The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Securities to be issued and sold (if applicable) by the Company have been duly authorized (and in the case of the issuance of Conversion Shares and the Dividend Shares in excess of the Exchange Cap or the Authorized Share Cap, subject to the Company Stockholder Approval) and when issued and paid for (if applicable) as contemplated in the Transaction Documents will be free from all taxes, liens and charges with respect to the issue thereof, validly issued, fully paid and non-assessable, and no preemptive rights of stockholders exist with respect to any of the Securities or the issue and sale thereof. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds 100% of the aggregate of the maximum number of shares of Common Stock (i) issuable upon conversion of the Preferred Shares or (ii) issuable upon exercise of the Warrants. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock. Upon conversion in accordance with the Preferred Shares, the exercise in accordance with the Warrants, or the issuance of the Dividend Shares in accordance with the Certificate of Designations the Conversion Shares, the Warrant Shares and the Dividend Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. There are no securities or instruments issued by the Company containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities.

(f) Equity Capitalization. As of the date hereof and as of the Closing Date, the Company has or will have, as the case may be, an authorized, issued and outstanding capitalization as is set forth in the Registration Statement and the Prospectus (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement and the Prospectus and the grant or issuance of options or shares under existing equity compensation plans or stock purchase plans described in the Registration Statement or the Prospectus), and such authorized capital stock conforms to the description thereof set forth in the Registration Statement and the Prospectus. All of the Securities conform to the description thereof contained in the Registration Statement and the Prospectus. The form of certificates for the Conversion Shares, the Dividend Shares and the Warrant Shares will conform to the corporate law of the jurisdiction of the Company’s incorporation.

(g) Disclosure.

(i) The SEC has not issued an order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus relating to the offering of the Securities, and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act has been instituted or, to the Company’s knowledge, threatened by the SEC. The Registration Statement conforms, and the Prospectus and any amendments or supplements thereto will conform, to the requirements of the 1933 Act and the Rules and Regulations. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the SEC conformed in all material respects, or will conform in all respects, to the requirements of the 1934 Act or the 1933 Act, as applicable, and the Rules and Regulations. The Registration Statement and any amendments and supplements thereto do not contain, and on the Closing Date will not contain, any untrue statement of a material fact and do not omit, and on the Closing Date will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and on the Closing Date will not contain, any untrue statement of a material fact; and do not omit, and on the Closing Date will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Buyers as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, not misleading, the Company has notified or will notify promptly the Buyers so that any use of such Issuer Free Writing Prospectus may cease until it is amended or supplemented.

(iii) All disclosure provided to the Buyers in the Prospectus, the General Disclosure Package or in this Agreement, including the Schedules to this Agreement, furnished by or on behalf of the Company does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(h) Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than the Prospectus, any Issuer Free Writing Prospectus and other materials, if any, permitted under the 1933 Act. The Company will file with the SEC all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the 1933 Act. The Company has satisfied or will satisfy the conditions in Rule 433 under the 1933 Act to avoid a requirement to file with the SEC any electronic road show.

(i) Ineligible Issuer Status. (i) At the time of filing the Registration Statement, and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not, as applicable, an “ineligible issuer” (as defined in Rule 405 under the 1933 Act, without taking into account any determination by the SEC pursuant to Rule 405 under the 1933 Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the 1933 Act with respect to the offering of the Securities as contemplated by the Registration Statement.

(j) Financial Statements. The consolidated financial statements of the Company and the Subsidiaries, and, to the Company’s knowledge, W.E.T., respectively, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly in all material respects the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries and W.E.T., respectively, at the indicated dates and for the indicated periods. Such consolidated financial statements and related schedules have been prepared in accordance with United States generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein and except that unaudited financial statements may not contain all footnotes required by GAAP, and all adjustments necessary for a fair presentation of results for such periods have been made. The pro forma consolidated financial statements of the Company and its Subsidiaries and the related notes thereto in each of the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information contained therein, have been prepared in accordance with the SEC’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The summary and selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, at the indicated dates and for the indicated periods, and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. All disclosures, if any, contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46) required to be disclosed under GAAP on the face of financial statements or in any footnotes thereto and, not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus that are not included or incorporated by reference as required.

(k) Accountants. To the Company’s knowledge, Grant Thornton LLP, who have certified certain of the financial statements filed with the SEC as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus is an independent registered public accounting firm with respect to the Company within the meaning of the 1933 Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(l) Internal Accounting Controls. (i) Neither the Company nor any of the Subsidiaries is aware of (i) any material weakness in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ii) The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(iii) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the 1934 Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the 1934 Act with respect to such reports.

(m) Sarbanes-Oxley. Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the SEC and The NASDAQ Global Select Market (the “Principal Market”) thereunder (collectively, the “Sarbanes-Oxley Act”) has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance in all respects with all provisions of the Sarbanes-Oxley Act that are in effect with respect to which the Company is required to comply and is actively taking steps to ensure that it will be in compliance with the other provisions of the Sarbanes-Oxley Act which will become applicable to the Company.

(n) Litigation. There is no action, suit, claim or proceeding pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of the Subsidiaries would have, individually or in the aggregate, a Material Adverse Effect, except as set forth, or incorporated by reference, in the Registration Statement, the General Disclosure Package and the Prospectus.

(o) Title. The Company and the Subsidiaries have good and marketable title to all of the material properties and assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement, the General Disclosure Package and the Prospectus or which are not material in amount or would not materially interfere with the use to be made of such properties or assets. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth, or incorporated by reference, in the Registration Statement, the General Disclosure Package and the Prospectus.

(p) Taxes. The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with GAAP. All tax liabilities have been adequately provided for in the consolidated financial statements of the Company in accordance with GAAP, and the Company does not know of any actual or proposed additional material tax assessments. Except as disclosed in Schedule 3(p), (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries.

(q) Absence of Certain Changes. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented and except for the consummation of the transactions contemplated by this Agreement and the Credit Agreement (assuming for the purpose of this Section 3(q) that the consummation of the transactions contemplated by the Credit Agreement shall have occurred on the Closing Date), (i) there has not been any Material Adverse Effect (including as a result of force majeure), (ii) neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (iii) there has not been any change in the capital stock of the Company or any of its subsidiaries (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (iv) there has not been any material change in the Company’s long-term or short-term indebtedness and (v) neither the Company nor the Subsidiaries have declared or paid any dividends. For the purposes of this Section 3(q), the following shall not constitute a Material Adverse Effect: (i) changes in the economy or financial markets generally in North America, Europe or Asia or changes that are the result of acts of war or terrorism, (ii) changes that are the result of factors generally affecting the industries in which the Company operates provided that no such factors shall have a disproportionate impact on the Company, (iii) a decline in the market price of the Common Stock; provided, the exception in this clause (iii) shall not prevent or otherwise affect a determination that any change, effect, circumstance or development underlying such decline has resulted in, or contributed to, a Material Adverse Effect; provided, that none of the foregoing shall affect any of the conditions of Buyer’s obligations set forth in Section 7.

(r) No Conflicts. Neither the Company nor any of the Subsidiaries is, or with the giving of notice or lapse of time or both, will be after giving effect to the execution, delivery and performance of the W.E.T. Agreements and the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the W.E.T. Acquisition, the issuance of the Preferred Shares, the issuance of the Warrants, the reservation for issuance and the issuance of the Warrant Shares and subject to the Company Stockholder Approval, the reservation for issuance and issuance of Conversion Shares and the issuance of the Dividend Shares in excess of the Exchange Cap or the Authorized Share Cap), (i) in violation of its articles of organization, by-laws, any certificate of designations or other organizational documents or (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (ii), which violation or default would have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, or of the articles of organization or by-laws of the Company or any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction, except to the extent that such conflict, breach or default would not have a Material Adverse Effect.

(s) Contracts. There is no document, contract or other agreement required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the 1933 Act or the Rules and Regulations. Each description of a contract, document or other agreement in the Registration Statement and the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement and Prospectus or listed in the exhibits to the Registration Statement or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company in accordance with its terms (except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws and matter of public policy and except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principle). Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement or any other agreement or instrument to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or their respective properties or businesses may be bound, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case in which the default or event, individually or in the aggregate, would have a Material Adverse Effect.

(t) Regulatory Approvals. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the SEC, the Financial Industry Regulatory Authority, Inc. (the “FINRA”) or such additional steps as may be required under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(u) Conduct of Business. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, except in all cases for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.

(v) Intellectual Property. Except as described in the Registration Statement, the Prospectus or in any document incorporated by reference therein, (i) the Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses in the manner in which they are being conducted; (ii) the Company and the Subsidiaries each own or possess the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on their business in all material respects in the manner in which it is being conducted; and (iii) neither the Company nor any of the Subsidiaries has received notice of conflict with, or infringement of, any Intellectual Property of any other person or entity. The Company has taken all steps reasonably necessary to secure ownership interests in Intellectual Property created for it by any contractors. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus and are not described therein in all material respects. Except as described in the Registration Statement, the Prospectus or in any document incorporated by reference therein, the Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Prospectus and are not described therein in all material respects. Except as described in the Registration Statement, the Prospectus or in any document incorporated by reference therein, none of the technology employed by the Company and material to the Company’s business has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees or, to the Company’s knowledge, otherwise in violation of the rights of any persons; the Company has not received any written or oral communications alleging that the Company has violated, infringed or conflicted with, or, by conducting its business as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity. Except as described in the Registration Statement, the Prospectus or in any document incorporated by reference therein, the Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company.

(w) Manipulation of Prices. Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Securities.

(x) Investment Company Act. Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Securities contemplated hereunder and the application of the net proceeds from such sale as described in the Prospectus, and for so long any Buyer holds any Securities, will be an “investment company” within the meaning of such term under the Investment Company Act of 1940 as amended (the “1940 Act”), and the rules and regulations of the SEC thereunder.

(y) Industry and Market Data. The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree in all material respects with the sources from which they are derived.

(z) Forward-Looking Statement. The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the 1934 Act) contained or incorporated by reference in Registration Statement, the General Disclosure Package and the Prospectus.

(aa) Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any or its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(bb) Office of Foreign Assets Control. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(cc) Insurance. The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses.

(dd) Employee Benefits. The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each Subsidiary would have any material liability; the Company and each Subsidiary has not incurred and does not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ee) Employee Relations. (i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters, except where such violation would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ff) Transactions with Affiliates. To the Company’s knowledge, there are no affiliations or associations between any member of the FINRA and any of the Company’s officers, directors or 5% or greater security holders, except as set forth in the Registration Statement. There are no relationships or related-party transactions involving the Company or any of the Subsidiaries or, to the Company’s knowledge, any other person required to be described in the Prospectus which have not been described as required.

(gg) Environmental Laws. Neither the Company nor any of the Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

(hh) Listing; 1934 Act Registration. The Common Stock is listed for trading on the Principal Market and the Conversion Shares and the Dividend Shares have been approved for listing subject to notice of issuance on the Principal Market. The Company is not aware of, and has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or the quotation of the Common Stock, the Conversion Shares and the Dividend Shares on the Principal Market, nor, has the Company received any notification that the SEC or the Principal Market is contemplating terminating such registration or quotation.

(ii) Contributions; Foreign Corrupt Practices. Neither the Company nor any of the Subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed in the Prospectus.

(jj) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with the offering of the Securities contemplated by this Agreement pursuant to the 1933 Act, the Rules and Regulations or the interpretations thereof by the SEC. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to require approval of stockholders of the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(kk) Brokerage Fees; Commissions. Except as described in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Buyers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(ll) Consents. Other than as described in Section 3(t) hereof, or as have been previously obtained, filed or made, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, including issuance of the Securities, in each case in accordance with the terms hereof or thereof. The Company is unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

(mm) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company, (ii) to the Company’s knowledge, an “affiliate” of the Company or any of its Subsidiaries (as defined in Rule 144 of the 1933 Act) or (iii) to the Company’s knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as used in this Agreement, the term “affiliate” shall have the meaning set forth in Rule 405 of the 1933 Act). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(nn) Dilutive Effect. The Company acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares and the Dividend Shares in accordance with this Agreement and the Certificate of Designations is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(oo) Application of Takeover Protections; Rights Agreement. The Company and its Board of Directors have taken all necessary action, if any, in order to exempt the Company’s issuance of the Securities and each Buyer’s ownership of the Securities from the provisions of any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation of the Company or the laws of the state of its incorporation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of Securities and each Buyer’s ownership of the Securities). Except as set forth on Schedule 3(oo), the Company does not have any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(pp) Subsidiary Rights. Except as set forth in the Registration Statement and Prospectus, the Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(qq) Transfer Taxes. On the Closing Date, all stock transfer or other similar taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(rr) Acknowledgement Regarding Buyers’ Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, but subject to the terms of the

Certificate of Designations and Section 9(p) herein, it is understood and acknowledged by the Company, (i) following the public disclosure of the transactions contemplated by the Transaction Documents, in accordance with the terms thereof, none of the Buyers have been asked by the Company or its Subsidiaries to agree, nor has any Buyer agreed with the Company or its Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Buyer, including, without limitation, short sales or “derivative” transactions, before or after the closing of the transactions contemplated by this Agreement or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Buyer, and counter parties in “derivative” transactions to which such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to such Buyer’s knowledge of the transactions contemplated by the Transaction Documents, and (iv) that such Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents, but subject to the terms of the Certificate of Designations and Section 9(p) herein, (a) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding and (b) such hedging and/or trading activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging and/or trading activities are being conducted. The Company acknowledges that, except as prohibited by the Certificate of Designations and Section 9(p) herein, such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Warrants or any of the documents executed in connection herewith.

(ss) U.S. Real Property Holding Corporation. The Company is not, has not ever been, nor, while any Buyer holds any Securities, will not become, a U.S. real property holding corporation within the meaning of Section 897 of the Code, and the Company shall so certify upon any Buyer’s request.

(tt) Bank Holding Company. Neither the Company nor any of its Subsidiaries or affiliates is, nor, while any Buyer holds any Securities, will become, subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, nor, while any Buyer holds any Securities, will own or control, directly or indirectly, five percent or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises, nor, while any Buyer holds any Securities, will exercise, a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(uu) Placement Agent’s Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company acknowledges that it has engaged Roth Capital Partners LLC (the “Agent”) as placement agent in connection with the sale of Securities. Other than the Agent, the Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

(vv) Lock-Up Agreements. The Company and each of the parties set forth on Schedule 3(vv) hereto has executed and delivered to the Company a lock-up agreement in the form attached hereto as Exhibit D (the “Lock-Up Agreements”).

(ww) W.E.T. Acquisition. With respect to the W.E.T. Acquisition:

(i) The representations and warranties of the Company set forth in each of the W.E.T. Agreements were when made, and are and will be, as of the date hereof and as of the Closing Date, true and correct and the Company has no reason to believe that the respective representation and warranties of each of the Sellers and of W.E.T. in the W.E.T. Agreements, were not, when made, and as of the date hereof and as of the Closing Date, true and correct.

(ii) The Company’s Current Report on Form 8-K filed with the SEC on February 28, 2011, accurately describes the W.E.T. Acquisition and complies as to form in all material respects to the requirements of the 1934 Act and applicable rules and regulations of the SEC thereunder.

(iii) The tender offer materials provided or to be provided in connection with the W.E.T. Acquisition, will be, when filed, true and correct and will comply as to form in all material respects to applicable laws, regulations and the rules of any securities exchange on which the W.E.T.’s securities are listed.

(iv) The Company has and will continue to use commercially reasonable efforts to satisfy or to be caused to be satisfied the conditions precedent to the closing of the W.E.T. Acquisition, including the tender offer contemplated by the W.E.T. Agreements.

(xx) Solvency. After giving effect to the transactions contemplated by this Agreement and the Bank Facility (as defined in the Certificate of Designations), (i) the Company is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and (ii) the Company has the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

4. COVENANTS.

(a) Reasonable Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Maintenance of Registration Statement. For so long as any of the Preferred Shares and the Warrants remain outstanding, or the Warrants, the Warrant Shares, the Conversion Shares or the Dividend Shares may be issuable under this Agreement, the Warrants or the Certificate of Designations, as applicable, the Company shall use its reasonable best efforts to maintain the effectiveness of the Registration Statement for the issuance thereunder of the applicable Registrable Securities (as defined below); provided that, if at any time while the

Preferred Shares or the Warrants are outstanding the Company shall be ineligible to utilize Form S-3 (or any successor form) for the purpose of issuance of the Registrable Securities, the Company shall use its reasonable best efforts to promptly amend the Registration Statement on such other form as may be necessary to maintain the effectiveness of the Registration Statement for this purpose. For the purpose of this Agreement, “Registrable Securities” means (i) the Conversion Shares, (ii) the Dividend Shares, (iii) the Warrant Shares issued or issuable upon exercise of the Warrants, (iv) the Warrants and (v) any shares of capital stock of the Company issued or issuable with respect to the Preferred Shares, the Conversion Shares, the Warrants and/or the Warrant Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversion of the Preferred Shares or the exercise of the Warrants.

(c) Prospectus Supplement and Blue Sky. In the manner required by law, the Company shall have delivered to the Buyers, and as soon as practicable after the Closing the Company shall file, the Prospectus Supplement with respect to the Securities as required under and in conformity with the 1933 Act, including Rule 424(b) thereunder. If required, the Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(d) Use of Proceeds. The Company will use the proceeds from the sale of the Securities solely for deposit into escrow under the terms of the Escrow Agreement and, if such proceeds are released under the terms of the Escrow Agreement, the Company will then use the proceeds solely to either (i) consummate the W.E.T. Acquisition and not for any other purpose, including without limitation, (A) the repayment of any outstanding Indebtedness of the Company or (B) the redemption or repurchase of any of its equity securities or (ii) repurchase the Preferred Shares in accordance with Section 4(o).

(e) Listing. The Company shall secure the listing of all of the Conversion Shares and the Dividend Shares promptly upon issuance of the Preferred Shares and the Warrant Shares promptly upon issuance of the applicable Warrants, in each case upon each securities exchange and automated quotation system, if any, upon which the Common Stock is then listed, including the Principal Market (subject to official notice of issuance) and shall use its reasonable best efforts to maintain, in accordance with the Certificate of Designations and the Warrants, such listing of all Conversion Shares, the Dividend Shares and the Warrant Shares from time to time issuable under the terms of the Transaction Documents. The Company shall use reasonable best efforts to maintain the authorization for quotation of the Common Stock on the Principal Market or if such authorization is not able to be maintained, on another Eligible Market (as defined in the Warrants). The Company shall not take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).

(f) Fees. The Company shall pay or reimburse Kingsbrook Opportunities Master Fund LP (“Kingsbrook”), as applicable, for its fees and expenses pursuant to that certain letter, dated as of the date hereof, between Kingsbrook and the Company. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment

(g) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by any holder of Securities (an “Investor”) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities so long as such Investors sends the Company prompt notice of such pledge and the material terms thereof. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees, subject to applicable securities laws, to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(h) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the first Business Day following the execution of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K (x) including the audited consolidated financial statements of W.E.T. for the fiscal year 2010 (if not previously disclosed) and (y) describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules of this Agreement), the form of the Certificate of Designations, the form of Warrants and the Lock-Up Agreements, the Subordination Agreement and the Credit Agreement, dated March 30, 2011, by and among, among others, the Company and Amerigon Europe, as borrowers and Bank of America, N.A. as administrative agent, swing line lender and L/C issuer (the “Credit Agreement”), as exhibits to such filing (including all attachments, the “8-K Filing”). As of immediately following the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company or any of its officers, directors, employees or agents, that is not disclosed in the 8-K Filing or in prior filings with the SEC. The Company shall not, and shall cause each of its officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing with the SEC without the express written consent of such Buyer. In the event of a breach of any of the foregoing covenants or any of the covenants contained in Section 4(h) by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of such Buyer), in addition to any other remedy provided herein or in the Transaction Documents, such Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, any of its Subsidiaries, or any of its

or their respective officers, directors, employees, stockholders or agents for any such disclosure. To the extent that the Company or any of its or their respective officers, directors, employees, stockholders or agents deliver any material, non-public information to a Buyer without such Buyer’s consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. Subject to the foregoing, neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law, regulation or any Eligible Market on which the Company’s securities are then listed or quoted (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of any applicable Buyer, neither the Company nor any of its affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise other than disclosures made as a result of filing this Agreement as an exhibit to the 8-K Filing.

(i) Additional Preferred Shares; Variable Securities. So long as any Buyer beneficially owns any Preferred Shares, the Company will not issue any Preferred Shares other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Certificate of Designations. For so long as any Preferred Shares remain outstanding, the Company shall not issue any preferred stock that it is permitted to issue under Section III.E.11 of the Certificate of Designations unless the maturity date (or any other date requiring redemption, repayment or any other payment, including, without limitation, dividends in respect of any such preferred shares) of any such preferred stock is not on or before 91 days after all the Preferred Shares are redeemed, repaid or otherwise retired in full. For so long as any Preferred Shares or Warrants remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Certificate of Designations) with respect to the Common Stock into which any Preferred Share is convertible or the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable.

(j) Corporate Existence. For so long as any Buyer beneficially owns any Preferred Shares or the Warrants, or there are Warrants that may be issuable under this Agreement or under the Certificate of Designations, the Company shall not be party to any Fundamental Transaction (as defined in the Warrants) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designations and the Warrants.

(k) Reservation of Shares. So long as any Buyer owns any Securities, the Company shall take all action necessary to at all times (I) prior to the time that the Company obtains the Authorized Share Stockholder Approval, have authorized, and reserved for the purpose of issuance, no less than 100% of the sum of the number of shares of Common Stock issuable (i)

upon complete conversion or amortization of the Preferred Shares then outstanding at the then existing Conversion Price, and (ii) upon complete exercise of the Warrants then outstanding at the then existing Exercise Price (without taking into account any limitations on the conversion or amortization of the Preferred Shares or exercise of the Warrants set forth in the Certificate of Designations and Warrants, respectively) and (II) from and after the time that the Company obtains the Authorized Share Stockholder Approval, have authorized, and reserved for the purpose of issuance, no less than (i) 130% of the number of shares of Common Stock issuable upon complete conversion or amortization of the Preferred Shares and (ii) 100% of the number of shares issuable upon complete exercise of the Warrants then outstanding (without taking into account any limitations on the conversion of the Notes or exercise of the Warrants set forth in the Certificate of Designations Notes and Warrants, respectively) (the “Required Reserved Amount”). If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations under this Section 4(k), in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserved Amount.

(l) Additional Issuances of Securities.

(i) For purposes of this Section 4(l), the following definitions shall apply.

(1) “Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company;

(2) “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(3) “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Stock.

(4) “Excluded Securities” means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan, (ii) upon conversion of the Preferred Shares or exercise of the Warrants; provided, that neither the terms of the Certificate of Designations nor the terms of the Warrants are amended, modified or changed on or after the date hereof; and (iii) upon exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the date hereof, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the date hereof.

(5) “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(ii) From the date hereof until thirty (30) days after the release of the Escrow Funds in accordance with the terms and conditions set forth in the Escrow Agreement (the “Trigger Date”), the Company will not (A), directly or indirectly, file any registration statement with the SEC and shall not file any Prospectus Supplement with respect to any Subsequent Placement, (B) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”) or (C) be party to any solicitations, negotiations or discussions with regard to the foregoing.

(iii) From the Closing Date until the second anniversary of the Closing Date the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(l)(iii).

(1) The Company shall deliver to each Buyer an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers at least 30% of the Offered Securities, allocated among such Buyers (a) based on such Buyer’s pro rata portion of the Preferred Shares purchased hereunder (the “Basic Amount”), and (b) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated until the Buyers shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(2) To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the third (3rd) Business Day after such Buyer’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Buyer’s Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the

Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary. Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to Buyers a new Offer Notice and the Offer Period shall expire on the fifth (5th) Business Day after such Buyer’s receipt of such new Offer Notice.

(3) The Company shall have fifteen (15) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the “Refused Securities”) pursuant to a definitive agreement (the “Subsequent Placement Agreement”) but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(4) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(l)(iii)(3) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(l)(iii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to the Buyers pursuant to Section 4(l)(iii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(l)(iii)(1) above.

(5) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(l)(iii)(3) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. Notwithstanding anything to the contrary contained in this Agreement, if the Company does not consummate the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, within fifteen (15) Business Days of the expiration of the Offer Period, the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(l)(iii)(3) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel.

(6) Any Offered Securities not acquired by the Buyers or other persons in accordance with Section 4(l)(iii)(3) above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Agreement.

(7) The Company and the Buyers agree that if any Buyer elects to participate in the Offer, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provisions whereby any Buyer shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Buyer prior to such Subsequent Placement.

(8) Notwithstanding anything to the contrary in this Section 4(l) and unless otherwise agreed to by the Buyers, the Company shall either confirm in writing to the Buyers that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Buyers will not be in possession of material non-public information, by the fifteenth (15th) Business Day following delivery of the Offer Notice. If by the fifteenth (15th) Business Day following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Buyers, such transaction shall be deemed to have been abandoned and the Buyers shall not be deemed to be in possession of any material, non-public information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide the Buyers with another Offer Notice and each Buyer will again have the right of participation set forth in this Section 4(l)(iii). The Company shall not be permitted to deliver more than one such Offer Notice to the Buyers in any 60 day period.

(9) Notwithstanding anything to the contrary in this Section 4(l), in case of any Subsequent Placement that is a firm commitment, fully underwritten public offering pursuant to an effective registration statement under the 1933 Act (a “Public Offering”), the Company may deliver to each Buyer an Offer Notice concurrently with the first delivery of a notice of Offer to any other offerees in such Public Offering, in which case, such Buyer must deliver a written notice to the Company prior to the “closing of the books” to accept such Offer, in whole or in part. The Company or the lead underwriter for any such Public Offering must inform each Buyer in writing at the time of delivery of the notice pursuant to the immediately preceding sentence of the intended time for the “closing of the books” for such Public Offering. The Company or the lead underwriter must update each Buyer in writing of any acceleration or other change in the intended time for the “closing of the books” for such Public Offering. For clarity, in the case of a Public Offering, none of the provisions of this Section 4(l)(iii) shall apply except for Section 4(l)(iii)(1) and this Section 4(l)(iii)(9).

(iv) The restrictions contained in subsections (ii) and (iii) of this Section 4(l) shall not apply in connection with the issuance of any Excluded Securities.

(m) Stockholder Approval. (i) The Company shall prepare and file with the SEC, as promptly as practicable after the date hereof, but in no event later than twenty (20) calendar days after the Closing Date, the Proxy Statement (as defined below). The Company shall provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be called as promptly as practicable after the date hereof, but in no event later than July 1, 2011 (the “Stockholder Meeting Deadline”), a proxy statement (the “Proxy Statement”), in a form reasonably acceptable to the Buyers after review by Schulte Roth & Zabel LLP at the expense of the Company, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (the “Resolutions”) providing for (x) the issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law, the provisions of the Bylaws and the rules and regulations of the Principal Market including Rule 5635(a) and (d) of the NASDAQ Listing Rules (such affirmative approval being referred to herein as the “Principal Market Stockholder Approval”) and (y) an increase in the authorized shares of Common Stock of the Company to not less than 100,000,000 shares of Common Stock and any actions required to cause such increase to occur (such affirmative approval being referred to herein as the “Authorized Share Stockholder Approval”, and collectively with the Principal Market Stockholder Approval, the “Company Stockholder Approval”), and the Company shall solicit its stockholders’ approval of the Resolutions and cause the Board of Directors to recommend to the stockholders that they approve the Resolutions. In connection therewith, the Company shall, at its expense, hire Georgeson Inc. or another proxy solicitation firm acceptable to Kingsbrook to solicit the Authorized Share Stockholder Approval and the Principal Market Stockholder Approval. The Company shall be obligated to seek to obtain the Principal Market Stockholder Approval and the Authorized Share Stockholder Approval by the Stockholder Meeting Deadline. If (i) the Principal Market Stockholder Approval is not obtained at the Stockholder Meeting, the Company shall cause an additional Stockholder Meeting to be held within six (6) months of the initial Stockholder Meeting and each calendar quarter thereafter with respect to the Resolutions relating to the Principal Market Stockholder Approval until Principal Market Stockholder Approval is obtained and (ii) the Authorized Share Stockholder Approval is not obtained at the Stockholder Meeting, the Company shall cause an additional Stockholder Meeting to be held within six (6) months of the initial Stockholder Meeting and each calendar quarter thereafter with respect to the Resolutions relating to the Authorized Share Stockholder Approval until the Authorized Share Stockholder Approval is obtained; provided, that in each case, the Company shall not be required to obtain either the Principal Market Stockholder Approval or the Authorized Share Stockholder Approval if the W.E.T. Acquisition is not consummated.

(n) Lock-Up. The Company shall not amend or waive any provision of any of the Lock-Up Agreements except to extend the term of the lock-up period and shall enforce the provisions of each Lock-Up Agreement in accordance with its terms. If any officer or director that is a party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Lock-Up Agreement.

(o) W.E.T. Acquisition; Issuance of the Warrants. (i) Without the consent of the Buyers, the Company agrees not to make (and cause Amerigon Europe not to make) any amendments to the W.E.T. Agreements such that the purchase price payable by the Company and Amerigon Europe is more than 40 Euros per Share (as such term is defined in the W.E.T. Agreements) or otherwise fundamentally amend the terms and conditions as originally contemplated under the W.E.T. Agreements.

(ii) If the W.E.T. Acquisition is terminated or not consummated on or prior to the W.E.T. Date such that the Escrow Funds are released to redeem the Preferred Shares in accordance with the Certificate of Designations and the Escrow Agreement, the Company shall promptly, but no later than two (2) Trading Days of the W.E.T. Date, issue to each Buyer the Warrants to acquire up to that number of Warrant Shares as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers. In connection therewith, to the extent that the net proceeds to a Buyer upon return of the Escrow Funds in accordance with the Certificate of Designations and the Escrow Agreement is less than the sum of (1) 102.5% of the Stated Value (as defined in the Certificate of Designations) of such Buyer’s Preferred Shares and (2) any accumulated but unpaid Dividends (as defined in the Certificate of Designations) related thereto (such difference, the “Deficit Amount”), the Company shall promptly, but no later than two (2) Trading Days of the W.E.T. Date, pay to such Buyer by wire transfer of immediately available funds, the Deficit Amount.

(iii) Issuance. As soon as practicable but no later than two (2) Trading Days of the W.E.T. Date, at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, the Company shall issue to each Buyer the Warrants, duly executed on behalf of the Company and registered on the transfer books of the Company in the name of such Buyer or its designee. Such Warrants and the Warrant Shares issuable upon exercise of such Warrants shall be issued pursuant to the Registration Statement.

(iv) W.E.T. Acquisition. Notwithstanding the foregoing, (1) without the prior written consent of the Buyers, the Company agrees that it shall not, and shall cause Amerigon Europe not to, deliver the Purchase Release Instructions (as defined in the Escrow Agreement) unless the conditions set forth in Section 4.1 of the Escrow Agreement are satisfied, and (2) the Company agrees that it shall, and shall cause Amerigon Europe to, promptly send (and in no event later than the W.E.T. Date) the Non-Purchase Release Instructions upon the earliest to occur of (x) the Takeover Offer (as defined in the Escrow Agreement) lapsing, terminating or being withdrawn in accordance with its terms or (y) such time that the transactions contemplated by the W.E.T. Agreements and the Takeover Offer (as defined in the Escrow Agreement) cannot be, will not be or are not consummated on or prior to the W.E.T. Date. Notwithstanding anything in this Agreement to the contrary, the Company agrees that (1) it shall take all action to cause the “settlement of the offer period”, the “settlement of the additional offer period” and the “withdrawal of the takeover offer”, each as used in the definition of “Escrow Termination Date” in the Escrow Agreement, to occur no later than four weeks prior to the W.E.T. Date; and (2) the W.E.T. Date shall not be later than July 1, 2011 unless the Buyers have agreed to extend the July 1, 2011 deadline to a later date.

(p) Material Information; Notices. In the event the Company has made a good faith determination that the matters relating to any notice required to be provided to any Buyer pursuant to any Transaction Document (each a “Required Notice”) constitutes material non-public information, the Company shall give written notice (the “Material Event Notice”) to such Buyer, without disclosing any material, nonpublic information, asking if such Buyer will consent to the receipt of any material non-public information. Until the earlier to occur of (x) the date on which such Buyer gives written notice to the Company authorizing the delivery of such Required Notice to such Buyer (the “Material Event Notice Acceptance”) or (y) the date on which the material non-public information which is the subject of the Required Notice is publicly disclosed in a filing with the SEC, the Company shall be relieved of any obligation imposed by this Agreement or any other Transaction Document to deliver the Required Notice; provided that the Company shall not be relieved of its obligation to deliver any subsequent or other Required Notice pursuant to the terms of any Transaction Document. Notwithstanding anything in any Transaction Document to the contrary, the Company covenants and agrees that it shall not provide the Required Notice to any Buyer until the earlier to occur of (x) such time as the Material Event Notice Acceptance is received by the Company or (y) the material non-public information which is the subject of the Required Notice has been disclosed in a filing with the SEC.

(q) Closing Documents. On or prior to fourteen (14) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer and Schulte Roth & Zabel LLP executed copies of the Transaction Documents and other document required to be delivered to any party pursuant to Section 7 hereof.

5. REGISTER.

The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Preferred Shares and the Warrants in which the Company shall record the name and address of the Person in whose name the Preferred Shares and the Warrants have been issued (including the name and address of each transferee)), the number of Conversion Shares issuable upon conversion of the Preferred Shares and the Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives. The Company may deem and treat the registered holder of the Preferred Shares and the Warrants as the absolute owner hereof for the purpose of any exercise thereof or any distribution to the holder, and for all other purposes, absent actual written notice to the contrary.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Preferred Shares to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(a) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b) Such Buyer and each other Buyer shall have delivered to the Escrow Agent the Purchase Price for the Preferred Shares being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Exchange Bank.

(c) The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Preferred Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have duly executed and delivered to such Buyer (i) each of the Transaction Documents and (ii) a copy of irrevocable instructions to the Company’s transfer agent to immediately issue to each Buyer the Preferred Shares (allocated in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.

(b) Such Buyer shall have received the opinion of Honigman, Miller, Schwartz and Cohn LLP, the Company’s counsel, dated as of the Closing Date, in substantially the form of Exhibit E attached hereto.

(c) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of BSST LLC, ZT Plus, LLC and Amerigon Europe GmbH in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) days of the Closing Date.

(d) The Company shall have delivered to such Buyer a good standing certificate of the Company issued by the Secretary of State (or comparable office of each jurisdiction in which the Company conducts business and is required to so qualify), as of a date within ten (10) days of the Closing Date.

(e) The Company shall have delivered to such Buyer a certified copy of the Articles of Incorporation as certified by the Secretary of State of the State of Michigan (or a fax or pdf copy of such certificate) within ten (10) days of the Closing Date.

(f) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(d) as adopted by the Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Articles of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit F.

(g) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect in the form attached hereto as Exhibit G.

(h) The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

(i) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(j) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(k) The Registration Statement shall be effective and available for the issuance and sale of the Securities hereunder and the Company shall have delivered to such Buyer the Prospectus and the Prospectus Supplement as required thereunder.

(l) Each of the Lock-Up Agreements shall be in full force and effect, enforceable against each of the parties set forth in Exhibit D hereto in accordance with their terms, and no default under any such Lock-Up Agreement shall have occurred.

(m) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(n) There shall not have occurred any (i) changes in the economy or financial markets generally in North America, Europe or Asia or changes that are the result of acts of war or terrorism, (ii) changes that are the result of factors generally affecting the industries in which the Company operates, (iii) a decline in the price of the Common Stock on the Principal Market or any other trading market that the Common Stock is traded on that, in each case, makes it impracticable to complete the transactions contemplated under the Transaction Documents or could result in a Material Adverse Effect.

(o) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8. TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before three (3) Business Days from the date hereof due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering via registered mail a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders that are not affiliates of the Company holding at least 66% of the aggregate number of Registrable Securities issued and issuable hereunder to holders that are not affiliates of the Company, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding upon the Buyers and holders of Securities as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Preferred Shares and holders of Warrants (only if such Warrants have been issued). The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement and the other Transaction Documents must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) solely for purpose of delivery of the Exercise Notice (as defined in the Warrant) under Section 1(a) of the Warrant and delivery of the Conversion Notice (as defined in the Certificate of Designations) under Section III.E.2(d)(i) of the Certificate of Designations, upon receipt, when sent by facsimile or e-mail (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); provided, that such facsimile or e-mail is followed by delivery by overnight courier service in accordance with subclause (iii) hereof; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Amerigon Incorporated

21680 Haggerty Road, Ste. 101

Northville, Michigan 48167

Telephone: (248) 504-0500

E-mail: seriescnotices@amerigon.com

Facsimile: (248) 348-9735

Attention: Daniel R. Coker

with a copy (for informational purposes only) to:

Honigman, Miller, Schwartz and Cohn LLP

660 Woodward Avenue

2290 First National Building

Detroit, Michigan 48226

Telephone: (313) 465-7000

E-mail: kphillips@honigman.com

Facsimile: (313) 465-7659

Attention: Kenneth J. Phillips, Esq.

If to the Transfer Agent:

Computershare Trust Company, N.A

250 Royall Street

Canton, Massachusetts 02021

Telephone: (800) 962-4284

E-mail: essential.registry@computershare.com

Facsimile: (312) 601-2312

If to a Buyer, to its address, e-mail address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Telephone:(212) 756-2000

E-mail: eleazer.klein@srz.com

Facsimile:(212) 593-5955

Attention: Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, (C) electronically generated by the sender’s e-mail server containing the time, date and recipient e-mail address or (D) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designations and the Warrants (only if the Warrants have been issued)). A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as are reasonably necessary in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. (i) In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”), as incurred, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party that is not an affiliate of such Indemnitee (including for these purposes a derivative action brought on behalf of the Company but specifically not including any cause of action, suit or claim brought or made against such Indemnitee solely as a result of a Buyer’s breach of any representations in this Agreement) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(h) or 4(p) or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii) Promptly after receipt by an Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 9(k), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. Legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority of the Registrable Securities. The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities. The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 9(k), except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action.

(iii) The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv) The indemnity agreements contained herein shall be in addition to (x) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (y) any liabilities the indemnifying party may be subject to pursuant to the law.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that such Buyer shall be required to return any shares of Common Stock subject to any such rescinded exercise notice concurrently with the return to such Buyer of the aggregate exercise price paid to the Company for such shares and the restoration of such Buyer’s right to acquire such shares pursuant to the Transaction Documents.

(o) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p) Trading Restrictions. For so long as any Buyer owns any Preferred Shares, during any Company Conversion Measuring Period, such Buyer shall not (x) sell at a price per share of Common Stock below the Conversion Price as of the Closing Date (as adjusted for any stock split, stock dividend, recapitalization or otherwise) a number of shares of Common Stock that is in excess of (i) the number of Pre-Installment Conversion Shares (as defined in the Certificate of Designations) delivered to such Buyer with respect to the related Installment Date for such Company Conversion Measuring Period and (ii) on any Trading Day during such Company Conversion Measuring Period, 15% of the aggregate dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market for such Trading Day; or (y) maintain a Net Short Position. For purposes of this Section 9(p), a “Net Short Position” by a person means a position whereby such person has executed one or more sales of Common Stock that is marked or required to be marked as a short sale and that is executed at a time when such Buyer has no equivalent offsetting long position in the Common Stock or contract for the foregoing. For purposes of determining whether a Buyer has an equivalent offsetting long position in the Common Stock, all Common Stock (i) that is owned by such Buyer or (ii) that would be issuable upon exercise in full of all Securities and any other Common Stock Equivalents then held by such Buyer (assuming that such Securities or Common Stock Equivalents were then fully convertible or exercisable, notwithstanding any provisions to the contrary, and giving effect to any exercise price adjustments that would take effect given only the passage of time) shall be deemed to be held long by such Buyer.

(q) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges, and each Buyer confirms, that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges, and each Buyer confirms, that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY: AMERIGON INCORPORATED

By:	/s/ Daniel R. Coker
Name: Daniel R. Coker
Title: President and Chief Executive Officer

[Signature Page to Securities

Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

☐ Check here if the undersigned elects 9.99% as its Maximum Percentage (as such term is defined in the Warrants and the Certificate of Designations) on the Closing Date under the Warrants and the Certificate of Designations.

EXHIBITS*

Exhibit A	Form of Certificate of Designations
Exhibit B	Form of Warrant
Exhibit C	Form of Escrow Agreement
Exhibit D	Form of Lock-Up Agreement
Exhibit E	Form of Opinion of Company’s Counsel
Exhibit F	Form of Secretary’s Certificate
Exhibit G	Form of Officer’s Certificate

SCHEDULES

Schedule I	List of General Use Free Writing Prospectus

Schedule 3(c)	Significant Subsidiaries
Schedule 3(p)	Unresolved Tax Issues
Schedule 3(oo)	Stockholders Rights Plan
Schedule 3(vv)	Lock-Up Agreement Parties

*	The Registrant hereby agrees to furnish supplementally a copy of any omitted exhibit to the Commission upon request.

SCHEDULE 1

List of General Use Free Writing Prospectus

•	None.

SCHEDULE 3(c)

Significant Subsidiaries

•	BSST LLC, a Delaware limited liability company.
•	ZT Plus, LLC, a Delaware limited liability company.
•	Amerigon Europe, GmbH, a German limited liability company.

SCHEDULE 3(p)

Unresolved Tax Issues

•	None.

SCHEDULE 3(oo)

Stockholders Rights Plan

•

Rights Agreement, dated as of January 26, 2009, between Amerigon and Computershare Trust Company, N.A., as amended by Amendment No. 1 to Rights Agreement, dated March 29, 2011, by and between Amerigon Incorporated and Computershare Trust Company, N.A.

SCHEDULE 3(v)

Lock-Up Agreement Parties

•	Francois J. Castaing
•	John M. Devine
•	Maurice E.P. Gunderson
•	Oscar B. Marx, III
•	James J. Paulsen
•	Daniel R. Coker
•	Lon E. Bell
•	James L. Mertes
•	Daniel J. Pace
•	Barry G. Steele
•	Stephen C. Davis